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                                                                      EXHIBIT 99

                                  DETACH HERE


P                      FLIGHTSAFETY INTERNATIONAL, INC.
R            SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
O                       SPECIAL MEETING OF SHAREHOLDERS
X                            ON DECEMBER 23, 1996
Y

     The undersigned shareholder of FlightSafety International, Inc. ("FlightSafety") hereby appoints A.L. Ueltschi and Peter P. Mullen, and each of them individually, with full power of substitution, the proxy of the undersigned, to vote all shares of Common Stock, par value $.10 per share, of FlightSafety which the undersigned is entitled, in any capacity, to vote at the Special Meeting of shareholders to be held on December 23, 1996 and any and all adjournments or postponements thereof (the "Special Meeting"), with all powers the undersigned would possess if personally present, as follows on the reverse side, and, in their discretion, upon all matters incident to the conduct of the Special Meeting and such other matters as may properly come before the Special Meeting.

     THE BOARD OF DIRECTORS OF FLIGHTSAFETY RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.
                                                                   -----------
                                                                   SEE REVERSE
         (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)       SIDE
                                                                   -----------



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                                  DETACH HERE

    Please mark
[X] votes as in
    this example.

    This proxy, if properly executed and returned, will be voted in accordance with the instructions appearing on the proxy and at the discretion of the proxy holders as to any other matters that may properly come before the Special Meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

    1.  To approve and adopt the Agreement and      FOR    AGAINST   ABSTAIN
        Plan of Merger, dated as of October 14,     [_]      [_]       [_]
        1996 (the "Merger Agreement"), by and
        among FlightSafety, Berkshire Hathaway
        Inc., a Delaware corporation ("Berkshire"), and NY Acquisition Sub Inc., a New York corporation and wholly owned subsidiary of Berkshire ("Merger Sub"), and to approve the transactions contemplated thereby, including the merger of FlightSafety with and into Merger Sub.

                                                    MARK HERE
                                                   FOR ADDRESS
                                                    CHANGE AND  [_]
                                                   NOTE AT LEFT

                    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE PROXY STATEMENT/PROSPECTUS DATED November __, 1996, RELATING TO THE SPECIAL MEETING.

                    PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE RETURN ENVELOPE whether or not you expect to attend the Special Meeting. You may nevertheless vote in person if you do attend.

                    Note: Please sign this proxy exactly as name appears hereon. If shares are held as joint tenants, both joint tenants should sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others signing in a representative capacity should indicate the capacity in which they are signing.

Signature: ______________ Date: _____ Signature: ________________ Date: ______